Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214309, 333-217985, 333-223528, 333-226818, 333-229968, 333-236715, 333-253522, and 333-263045) and Form S-3 (No. 333-221500) of BlackLine, Inc. of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, CA
February 23, 2023